UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2025

TUCOWS INC
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCX	NASDAQ

Item 5.07.               Submission of Matters to a Vote of Security Holders.

Tucows Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 20, 2025. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 10, 2025, were voted on at the Annual Meeting. The results of such voting are as indicated below.

Proposal 1. Election of Directors

The Company’s shareholders voted upon and elected the following nominees to serve on the Company’s Board of Directors for a term of one year expiring at the 2026 Annual Meeting of Shareholders.

Nominee for Director	Votes For	Authority Withheld
Marlene Carl	6,253,024	720,089
Lee Matheson	6,537,189	435,924
Sandra Matz	6,568,650	404,463
Laurenz Malte Nienaber	6,586,317	386,796
Elliot Noss	6,009,694	963,419
Allen Taylor	6,587,059	386,054
Jeffrey Tory	6,587,059	386,054
Stephen Uhrenbacher	6,587,203	385,910

There were 558,260 broker non-votes with respect to the election of directors.

Proposal 2. Ratification of Appointment of Independent Auditors

The Company’s shareholders voted upon and ratified the appointment of Deloitte LLP as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2025

For	Against	Abstain
7,515,484	7,419	8,470

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Ivan Ivanov
Ivan Ivanov Chief Financial Officer
Dated: May 22, 2025